UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2022

NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana Street, Suite 3900, Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 574-1880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On September 14, 2022, NextDecade Corporation (the “Company”) entered into a common stock purchase agreement (the “Stock Purchase Agreement”) for a private placement (the “Private Placement”) with several institutional investors (collectively, the “Purchasers”), pursuant to which the Company agreed to sell, and the Purchasers severally agreed to purchase, an aggregate of 15,454,160 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $5.50 per share for an aggregate purchase price of approximately $85.0 million.  The Private Placement closed on September 19, 2022 (the “Closing Date”).

The Stock Purchase Agreement includes customary representations, warranties and covenants from the Company and the Purchasers. Pursuant to the Stock Purchase Agreement, the Company agreed to indemnify the Purchasers and their respective affiliates (collectively, the “Indemnified Parties”) from and against all claims, damages, losses and expenses (including fees and disbursements of counsel) incurred by the Indemnified Parties arising out of the Stock Purchase Agreement, except to the extent such claim, damages, loss or expense is found in a final order to have resulted from such Indemnified Party’s bad faith, actual fraud, gross negligence or willful misconduct.

Pursuant to the Stock Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) on September 19, 2022 with the Purchasers.  Under the Registration Rights Agreement, the Company is required to file a registration statement within 15 days after the Closing Date with respect to the resale of shares of Common Stock held by the Purchasers. Additionally, the Purchasers may in certain instances elect to dispose of shares of Common Stock pursuant to an underwritten offering or engage in an underwritten block trade. The Purchasers will also have demand and piggy-back registration rights covering any shares of Common Stock held by the Purchasers. The Registration Rights Agreement also contains customary indemnification obligations.

The shares to be issued to the Purchasers under the Stock Purchase Agreement were issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D, which is promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Purchasers.

Credit Suisse Securities (USA) LLC served as placement agent in connection with the Private Placement, and the Company has agreed to pay customary placement fees and reimburse certain expenses of the placement agent.

The foregoing summaries of the Stock Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Stock Purchase Agreement and Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

No Offer or Solicitation

THE INFORMATION CONTAINED IN THIS CURRENT REPORT ON FORM 8-K IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SHARES OF COMMON STOCK OR ANY OTHER SECURITIES OF THE COMPANY. THE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE COMPANY IS FILING THIS CURRENT REPORT ON FORM 8-K WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION FOR THE SOLE PURPOSE OF REPORTING ITS ENTRY INTO THE AGREEMENTS REFERENCED ABOVE, AS REQUIRED BY THE RULES AND REGULATIONS OF THE COMMISSION.

Item 3.02      Unregistered Sales of Equity Securities.

The information regarding the Private Placement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Common Stock Purchase Agreement, dated as of September 14, 2022, by and between the Company and the Purchasers
10.2	Registration Rights Agreement, dated as of September 19, 2022, by and between the Company and the Purchasers
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2022

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel